Press Release

Source: UNR Holdings Inc.

UNR Holdings, Inc. Updates Time Frame for Completion of 2012 Annual Report

NEW YORK – July 25, 2013 (PRNewswire) – UNR Holdings, Inc. (OTC: UNRH), today announced that it anticipates filing its Annual Report on Form 10-K for the year ended December 31, 2012 within the current quarter.

The Company's independent registered public accounting firm requires additional time to complete its review of the financial statements for the year ended December 31, 2012.

There are no undisclosed material adverse events with respect to the Company's financial results.

About UNR Holdings, Inc.

UNR Holdings is a U.S. corporation with a 67% controlling interest in its Russian operating subsidiary, 494 UNR, a residential and commercial real estate developer and construction contractor with many years of success serving the greater Moscow area. 494 UNR engages in general and infrastructure construction services, such as designing and building multi-story apartment buildings for middle and upper middle class families, office buildings, highways and bridges. It also produces and supplies a patented road-base and slope-stabilizing infrastructure construction material.

While 494 UNR is involved in complex construction projects, it also assists the Russian government with infrastructure projects for oil and gas corporations, such as GAZPROM and TRANSNEFT. 494 UNR is one of the oldest and most established construction companies located and operating in the greater Moscow area, which now encompasses over 950 square miles. More detailed information about company projects is available at the UNR Holdings, Inc. corporate website: http://www.unrholdings.com.

Forward-Looking Statements

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and UNR Holding’s performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. UNR Holdings, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Company Contact:

Veasti Ciumac

UNR Holdings, Inc.

Phone: (212) 400-7532

Email: info@unrholdings.com